Exhibit 99.1

PROS HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

•	Record fourth quarter revenue of $26.2 million increased 30% year-over-year, exceeding guidance.

•	Record 2011 revenue of $96.6 million.

•	GAAP operating income of $2.7 million for the fourth quarter, exceeding guidance, and $8.6 million for 2011.

•	Non-GAAP operating income for the fourth quarter was $4.5 million, exceeding guidance. Non-GAAP operating income for the full year 2011 was $15.4 million, an increase of 62% year over year.

•

GAAP net income for the fourth quarter of $0.08 per share, and non-GAAP net income of $0.11 per share. GAAP net income for the full year 2011 of $0.23 per share, and non-GAAP net income of $0.39 per share.

HOUSTON, Texas – February 9, 2012 — PROS Holdings, Inc. (NYSE: PRO), a world leader in pricing and revenue management software, today announced financial results for the fourth quarter and full year ended December 31, 2011.

Total GAAP revenue for the fourth quarter of 2011 was $26.2 million, which was above the high end of the Company’s revenue guidance for the quarter, and represented an increase of 30% over the fourth quarter 2010.

CEO Andres Reiner stated, “We are excited to announce a record performance in the fourth quarter, capping off an excellent year. Our strong results reflect the investments we have made to accelerate awareness and adoption, extend our product leadership, and increase our global reach and scale. We enter 2012 with great confidence as PROS is well positioned to help companies compete and win in their markets by turning pricing into a strategic advantage.”

For the quarter ended December 31, 2011, GAAP operating income was $2.7 million, compared with an operating loss of $0.3 million in the fourth quarter of 2010. GAAP net income in the quarter was $2.1 million, or $0.08 per share, compared with $0.6 million, or $0.02 per share, in the fourth quarter of 2010.

For the quarter ended December 31, 2011, non-GAAP operating income was $4.5 million, which exceeded the high end of the guidance for the quarter and represents a 56% increase, compared with $2.9 million in the fourth quarter of 2010. Non-GAAP net income for the fourth quarter of 2011 was $3.2 million, or $0.11 per share, compared with $2.2 million, or $0.08 per share, in the fourth quarter of 2010.

CEO Andres Reiner stated, “In addition to the record performance in the fourth quarter we are pleased with our full year performance with record revenue, a non-GAAP operating income increase of 62% over the prior year, and our sales momentum.”

For the year ended December 31, 2011, GAAP revenue was $96.6 million, above the high end of the guidance for the year, compared with GAAP revenue of $71.0 million in 2010 and non-GAAP revenue of $74.2 million in 2010, a 30% increase over prior year non-GAAP revenue. GAAP operating income was $8.6 million for 2011, compared with an operating loss of $4.3 million in 2010. GAAP net income for 2011 was $6.4 million, or $0.23 per share, compared with a net loss of $1.9 million, or $0.07 per share in 2010.

For the year ended December 31, 2011, non-GAAP operating income was $15.4 million, a 62% increase, compared with $9.5 million in 2010. Non-GAAP net income for the 2011 was $10.7 million, or $0.39 per share, compared with $6.8 million, or $0.25 per share in 2010.

Backlog was $124.1 million as of December 31, 2011, as compared with backlog of $107.0 million as of December 31, 2010. The portion of backlog as of December 31, 2011 reasonably expected to be recognized as revenue within the next twelve months is estimated to be $85.8 million.

Fourth Quarter and 2011 Business Highlights

•	Selected by new customers such as Autodesk, Air Europa, Coates Hire, Kemira, Novozymes and Sunoco, among others

•	Awarded strategic 2011 Vendor of the Year by 3663, a leading food service distributor in the United Kingdom

•	Awarded a top rating of “Strong Positive” in Gartner MarketScope report on pricing optimization software

•	Launched enterprise software resellers program with partners in Brazil, China, Portugal, and Spain

•	Participated in key global marketing events in Beijing, Shanghai, Sao Paulo, Madrid, and Barcelona

•	Increased headcount by 111, or 26%, to end the year with 540 people, reflecting investments across the company to drive long-term growth

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our performance for the quarter and full year as the strength of our revenue drove operating profit and earnings per share above the high end of our guidance. We are also pleased with our strong balance sheet, with $68.5 million in cash and no debt. With our strong backlog entering 2012, we are confident in our ability to grow full year revenue approximately 20%. We also plan to continue on our stated path of investing in support of the growth of the business in order to capture the opportunity we see in front of us while continuing to deliver solid profitability.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and full year ended December 31, 2011 and 2010.

Financial Outlook

Based on information as of today, PROS anticipates the following performance for the first quarter of 2012:

•	Total revenue in the range of $26.6 million to $27.1 million

•	GAAP income from operations of $2.1 million to $2.6 million and GAAP earnings per share of $0.05 to $0.06

•

Non-GAAP income from operations of $3.7 million to $4.2 million and non-GAAP earnings per share of $0.09 to $0.10, which exclude estimated non-cash share-based compensation charges of approximately $1.6 million

•	GAAP and non-GAAP estimated tax rate of approximately 36% and 35%, respectively

•	Estimated weighted average of 28.2 million diluted shares outstanding

Conference Call

In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on February 9, 2012, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 203-2528 (domestic) or (617) 213-8847 (international). The pass code for the call is 67165872. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 63972510. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive pricing and revenue management software for companies in the manufacturing, distribution, services and travel industries. PROS gives customers far greater confidence and agility in their pricing strategies by providing data-driven insights into transaction profitability, forecasting demand, recommending optimal prices for each product and deal, and streamlining pricing processes with enhanced controls and compliance. With $468 billion in revenues under management, PROS has implemented more than 500 solutions in more than 50 countries. The PROS team comprises more than 500 professionals, including 100 with advanced degrees and 25 with Ph.D.s. To learn more, visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance, positioning of PROS, in the enterprise and mid-market sectors, the confidence and optimism of PROS management, customer successes, the growth and reach of PROS’ reseller network, awareness of PROS pricing optimization solutions, the demands for PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) the challenges associated with PROS’ selling its solutions and successfully installing and delivering the products and services, (c) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (d) the risk that the market for PROS’ pricing and margin optimization software does not grow as anticipated, (e) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (f) the risk that PROS’ will not be able to maintain historical maintenance renewal rates, (g) personnel and other risks associated with growing a business generally (h) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (i) the impact of currency fluctuations on PROS’ results of operations, (j) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (k) the risk posed by civil and political unrest in regions in which PROS’ operate. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:

PROS Investor Relations

Matthew Balfour

713-335-5232

mbalfour@prospricing.com

Media Contact:

PROS Public Relations

Yvonne Donaldson

713-335-5310

ydonaldson@prospricing.com

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)

(Unaudited)

	December 31,
	2011	2010
Assets:
Current assets:
Cash and cash equivalents	$68,457	$55,845
Short-term investments	—	73
Accounts and unbilled receivables, net of allowance of $1,130 and $1,020, respectively	33,864	27,402
Prepaid expenses and other current assets	8,353	6,170

Total current assets	110,674	89,490
Restricted cash	329	293
Property and equipment, net	4,703	3,248
Other long term assets, net	5,553	5,097

Total assets	$121,259	$98,128

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$4,914	$2,131
Accrued liabilities	1,318	1,998
Accrued payroll and other employee benefits	5,139	4,606
Deferred revenue	33,094	28,429

Total current liabilities	44,465	37,164
Long-term deferred revenue	2,850	1,461

Total liabilities	47,315	38,625

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 31,432,430 and 30,777,000 shares issued, respectively, 27,014,845 and 26,359,415 shares outstanding, respectively	31	31
Additional paid-in capital	77,934	69,844
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	9,928	3,577

Total stockholders’ equity	73,944	59,503

Total liabilities and stockholders’ equity	$121,259	$98,128

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010
Revenue:
License and implementation	$17,540	$12,685	$62,975	$42,067
Maintenance and support	8,700	7,508	33,664	28,978

Total revenue	26,240	20,193	96,639	71,045
Cost of revenue:
License and implementation	5,501	4,319	19,755	14,751
Maintenance and support	1,751	1,434	6,682	5,816

Total cost of revenue	7,252	5,753	26,437	20,567

Gross profit	18,988	14,440	70,202	50,478
Gross margin	72.4%	71.5%	72.6%	71.1%
Operating expenses:
Selling, marketing, general and administrative	9,579	9,617	35,930	34,101
Research and development	6,719	5,122	25,671	20,664

Total operating expenses	16,298	14,739	61,601	54,765
Income (loss) from operations	2,690	(299)	8,601	(4,287)
Other income:
Interest income	2	16	33	69
Other income	—	25	—	25

Income (loss) before income tax provision	2,692	(258)	8,634	(4,193)
Income tax provision (benefit)	571	(889)	2,284	(2,262)

Net income (loss)	$2,121	$631	6,350	(1,931)

Net earnings (loss) attributable to common stockholders per share:
Basic	$0.08	$0.02	$0.24	$(0.07)
Diluted	$0.08	$0.02	$0.23	$(0.07)
Weighted average number of shares:
Basic	26,974,685	26,234,825	26,831,530	26,089,850
Diluted	28,035,591	27,136,193	27,761,958	26,089,850

PROS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2011	2010
Operating activities:
Net income (loss)	$6,350	$(1,931)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,609	1,361
Share-based compensation	6,832	6,964
Excess tax benefits on share-based compensation	(1,379)	(959)
Deferred income tax	315	(187)
Provision for doubtful accounts	178	(87)
Changes in operating assets and liabilities:
Accounts and unbilled receivable	(6,659)	(16,861)
Prepaid expenses and other	(1,651)	(2,737)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	2,594	654
Other current liabilities	—	(4,866)
Deferred revenue	6,054	13,373

Net cash provided by (used in) operating activities	14,243	(5,276)
Investing activities:
Purchases of property and equipment	(3,002)	(1,524)
Increase in restricted cash	(36)	(293)
Decrease (increase) in short-term investment	73	(73)

Net cash used in investing activities	(2,965)	(1,890)
Financing activities:
Proceeds from the exercise of stock options	1,874	888
Excess tax benefits on share-based compensation	1,379	959
Tax withholding related to net share settlement of restricted stock units	(1,919)	(1,285)

Net cash provided by financing activities	1,334	562

Net increase (decrease) in cash and cash equivalents	12,612	(6,604)
Cash and cash equivalents:
Beginning of period	55,845	62,449

End of period	$68,457	$55,845

PROS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months Ended December 31,		Quarter over Quarter % change	For the Year Ended December 31,		Year over Year % change
	2011	2010		2011	2010
Total revenue	$26,240	$20,193	30%	$96,639	$71,045	36%
Non-GAAP adjustment:
Litigation & settlement expense	—	—		—	3,134

Non-GAAP total revenue	$26,240	$20,193	30%	$96,639	$74,179	30%

GAAP gross profit	$18,988	$14,440	31%	$70,202	$50,478	39%
Non-GAAP adjustment:
GAAP share-based compensation	307	262		1,201	876
Litigation & settlement expense	—	—		—	3,134

Non-GAAP gross profit	$19,295	$14,702	31%	$71,403	$54,488	31%

Non-GAAP gross margin	73.5%	72.8%		73.9%	73.5%
GAAP selling, marketing, general and administrative	$9,579	$9,617	(0)%	$35,930	$34,101	5%
Non-GAAP adjustment:
GAAP share-based compensation	1,067	1,902		4,038	4,859
Litigation & settlement expense	—	—		—	3,040
Separation compensation	—	683		—	683

Non- GAAP—selling, marketing, general and administrative	$8,512	$7,032	21%	$31,892	$25,519	25%

GAAP research and development	$6,719	$5,122	31%	$25,671	$20,664	24%
Non-GAAP adjustment:
GAAP share-based compensation	450	339		1,593	1,229

Non- GAAP research and development	$6,269	$4,783	31%	$24,078	$19,435	24%

Income (loss) from operations	$2,690	$(299)	nm	$8,601	$(4,287)	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,824	2,503		6,832	6,964
Litigation & settlement expense	—	—		—	6,174
Separation compensation	—	683		—	683

Non-GAAP income from operations	$4,514	$2,887	56%	$15,433	$9,534	62%

Non-GAAP income from operations %	17.2%	14.3%		16.0%	12.9%
GAAP net income (loss)	$2,121	$631	nm	$6,350	$(1,931)	nm
Non-GAAP adjustment:
GAAP share-based compensation	1,824	2,503		6,832	6,964
Separation compensation	—	683		—	683
Litigation & settlement expense	—	—		—	6,174
Tax impact of the reinstatement of the
R&E tax credit	—	(413)		—	—
Tax impact related to non-GAAP adjustments	(741)	(1,196)		(2,436)	(5,048)

Non-GAAP net income	$3,204	$2,208	45%	$10,746	$6,842	57%

Non-GAAP diluted earnings per share	$0.11	$0.08		$0.39	$0.25
Shares used in computing non-GAAP earnings per share	28,036	27,136		27,762	26,856
Detail of non-GAAP share-based compensation expense:
Cost of revenue	$307	$262		$1,201	$876
Selling, marketing, general and administrative	1,067	1,902		4,038	4,859
Research and development	450	339		1,593	1,229

Total share-based compensation expense	$1,824	$2,503		$6,832	$6,964

GAAP net cash provided by (used in) operating activities				$14,243	$(5,276)
Non-GAAP adjustment:
Litigation & settlement expense				—	11,056
Tax impact related to non-GAAP adjustments				—	(3,759)

Non-GAAP net cash provided by operating activities				$14,243	$2,021

nm—not meaningful